Exhibit 99.1 Arvinas Enters into a Transaction with Novartis, including a Global License Agreement for the Development and Commercialization of PROTAC® Androgen Receptor (AR) Protein Degrader ARV-766 for the Treatment of Prostate Cancer – Arvinas to receive a $150 million upfront payment for the license of ARV-766 and the sale of Arvinas’ preclinical AR-V7 program, with the potential under the License Agreement for up to $1.01 billion in development, regulatory, and commercial milestones, as well as tiered royalties – – Novartis to be responsible for worldwide clinical development and commercialization of ARV-766 – – Partnership expected to accelerate and broaden the development of ARV-766 as a potential first-in- class treatment option for patients with prostate cancer – NEW HAVEN, Conn., April 11, 2024 -- Arvinas, Inc. (Nasdaq: ARVN), a clinical-stage biotechnology company creating a new class of drugs based on targeted protein degradation, today announced it has entered into an exclusive strategic license agreement with Novartis (NYSE: NVS) for the worldwide development and commercialization of ARV-766, Arvinas’ second generation PROTAC® androgen receptor (AR) degrader for patients with prostate cancer. The transaction also includes an asset purchase agreement for the sale of Arvinas’ preclinical AR-V7 program to Novartis. “We are thrilled to partner with an organization that shares our dedication to delivering transformative medicines to patients with significant unmet need,” said John Houston, Ph.D., Chairperson, President and Chief Executive Officer of Arvinas. “We believe the expertise and scale of Novartis will broaden the development of ARV-766 and its potential to be a first- and best-in-class treatment for patients with prostate cancer. This strategic transaction also further validates our innovative PROTAC protein degrader platform and its potential to deliver new treatments.” Under the terms of the transaction agreements, Novartis will be responsible for worldwide clinical development and commercialization of ARV-766 and will have all research, development, manufacturing, and commercialization rights with respect to the preclinical AR-V7 program. Arvinas will receive an upfront payment in the aggregate amount of $150.0 million. Under the License Agreement, Arvinas is eligible to receive additional development, regulatory, and commercial milestones of up to $1.01 billion, as well as tiered royalties for ARV-766. Closing of the transaction is subject to the parties’ receipt of any necessary consents or approvals, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. Goldman Sachs & Co. LLC is acting as the exclusive financial advisor to Arvinas. About ARV-766 ARV-766 is an investigational orally bioavailable PROTAC® protein degrader designed to selectively target and degrade the androgen receptor (AR). Preclinically, ARV-766 has demonstrated activity in models of wild type androgen receptor tumors in addition to tumors with AR mutations or amplification, both common potential mechanisms of resistance to currently available AR-targeted therapies. About Arvinas Arvinas is a clinical-stage biotechnology company dedicated to improving the lives of patients suffering from debilitating and life-threatening diseases through the discovery, development, and commercialization of therapies that degrade disease-causing proteins. Arvinas uses its proprietary PROTAC® Discovery Engine platform to engineer proteolysis targeting chimeras, or PROTAC® targeted protein degraders, that are designed to harness the body’s own natural protein disposal system to selectively and efficiently degrade and remove disease-causing proteins. In addition to its robust preclinical pipeline of PROTAC protein degraders against validated and “undruggable” targets, the company has four investigational clinical-stage programs: vepdegestrant (ARV-471) for the treatment of patients with locally advanced or metastatic ER+/HER2- breast cancer; ARV-766 and bavdegalutamide for the treatment of patients with metastatic castration-resistant prostate cancer; and ARV-102 for the treatment of patients with neurodegenerative disorders. For more information, visit www.arvinas.com. Forward-Looking Statements This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties, including statements regarding the potential for ARV-766 to be a first- and best-in-class treatment for patients with prostate cancer, the potential of Arvinas’ PROTAC protein degrader platform and its potential to deliver new treatments, the closing of the transaction with Novartis, the receipt of upfront, milestone, and royalty payments in connection with the transaction and the future development, potential marketing approval and commercialization of ARV-766. All statements, other than statements of historical fact, contained in this press release, including statements regarding Arvinas’ strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management, are forward- looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Arvinas may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements, and you should not place undue reliance on such forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward- looking statements Arvinas makes as a result of various risks and uncertainties, including but not limited to: the satisfaction or waiver of the closing conditions set forth in the license agreement with Novartis, each party’s performance of its obligations under the license agreement, whether Novartis will be able to successfully conduct and complete clinical development, obtain marketing approval for and commercialize ARV-766, and other important factors discussed in the “Risk Factors” section of Arvinas’ Annual Report on Form 10-K for the year ended December 31, 2023 and subsequent other reports on file with the U.S. Securities and Exchange Commission. The forward-looking statements contained in this press release reflect Arvinas’ current views with respect to future events, and Arvinas assumes no obligation to update any forward-looking statements, except as required by applicable law. These forward-looking statements should not be relied upon as representing Arvinas’ views as of any date subsequent to the date of this release. Arvinas Contacts Investor Contact: Jeff Boyle, Arvinas Investor Relations +1 (347) 247-5089 Jeff.Boyle@arvinas.com

Media Contact: Kathleen Murphy, Arvinas Communications +1 (760) 622-3771 Kathleen.Murphy@arvinas.com